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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


Date of Report (Date of earliest event reported)                  April 19, 2002


                            Commission File #0-18018


                              AEROVOX INCORPORATED
             (Exact name of registrant as specified in its charter)


                Delaware                                     76-0254329
                --------                                     ----------
     (State or other jurisdiction of                      (I.R.S.Employer
     incorporation or organization)                     Identification No.)


               167 John Vertente Boulevard, New Bedford, MA  02745
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (508) 994-9661
                                 --------------
                          Registrant's telephone number

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ITEM 5. OTHER EVENTS

On April 22, 2002, Aerovox Incorporated ("the Company") reported (copy of press release attached as Exhibit 2.1) that it has reached agreements with Parallax Power Components L.L.C. ("Parallax") to sell its U.S. based film capacitor and EMI filters business and Nueva Generacion Manufacturas, S.A. de C.V. ("NGM") to sell its Mexico City film and electrolytic capacitor business.

The purchase price for the sale and transfer of assets to Parallax totals $8.5 million. The purchase price for the sale and transfer of assets to NGM equals $2.6 million. Both the Parallax and NGM deals are subject to U.S. Bankruptcy Court approval. Sale hearings and auctions for both transactions are scheduled for June 4, 2002.

It is management's opinion that the proceeds from these sales of assets combined with the proceeds from the completed sale of the shares of BHC Aerovox Ltd. on May 3, 2002 will not be sufficient to satisfy claims of all creditors in full; therefore, a return of proceeds to the Company's shareholders is not anticipated.

Copies of the bankruptcy court notices of sale and orders approving termination fees and bidding procedures for both sales are attached as Exhibits 2.2 through
2.5 of this Form 8-K.

ITEM 7. EXHIBITS
(a) Financial statements of business acquired. Not applicable.
(b) Pro forma financial information. Not applicable.
(c) Exhibits.

Exhibit
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  No.                                   Description
  ---                                   -----------
  2.1 Press release dated April 22, 2002 announcing the impending sales of assets of Aerovox Inc. to Parallax Power Components L.L.C. and assets of Aerovox de Mexico to Nueva Generacion Manufacturas, S.A. de C.V.
  2.2 Bankruptcy Court notice of sale of assets, dated April 30, 2002, from Aerovox Incorporated to Parallax Power Components.
  2.3 Bankruptcy Court order, dated May 1, 2002, approving termination fees and bidding procedures for the sale of assets to Parallax Power Components.
  2.4 Bankruptcy Court notice of sale of assets, dated April 30, 2002, from Aerovox Incorporated to Nueva Generacion Manufacturas, S.A. de C.V.
  2.5 Bankruptcy Court order, dated April 30, 2002, approving termination fees and bidding procedures for the sale of assets to Nueva Generacion Manufacturas, S.A. de C.V.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorize;

                                       AEROVOX INCORPORATED



DATE May 20, 2002                      BY /S/ F. RANDAL HUNT
                                       ---------------------
                                       F. Randal Hunt, Senior Vice President and
                                       Chief Financial Officer